EXHIBIT 10.17

     THIRD  AMENDMENT  TO  FUNDING  AGREEMENT


1.0          DATE  AND  PARTIES

     1.1 DATE. This Third Amendment to Funding Agreement ("Agreement") is dated and effective April 1, 1996.

     1.2     PARTIES.    The  parties  to  this Agreement are as follows:

             A.          Hall  Financial  Group,  Inc.  ("HFG")
             750  N.  St.  Paul
             Suite  200
             Dallas,  TX    75201-3247

             B.          Search  Capital  Group,  Inc.  ("Search")
             700  N.  Pearl
             Suite  400,  L.B.  401
             Dallas,  TX    75201-2809

             C.          Search  Funding  Corp.  ("SFC")
             700  N.  Pearl
             Suite  400,  L.B.  401
             Dallas,  TX    75201-2809

             D.          Automobile  Credit  Acceptance  Corp.  ("ACAC")
             700  N.  Pearl
             Suite  400,  L.B.  401
             Dallas,  TX    75201-2809

             E.          Newsearch,  Inc.  ("Newsearch")
             700  N.  Pearl
             Suite  400,  L.B.  401
             Dallas,  TX    75201-2809

             F.          Automobile  Credit  Holdings,  Inc.  ("ACHI")
             700  N.  Pearl
             Suite  400,  L.B.  401
             Dallas,  TX    75201-2809


     2.0          PURPOSE,  DEFINITIONS  AND  CONSIDERATION

     2.1 PURPOSE: The purpose of this Agreement is to amend and supersede certain provisions of the Funding Agreement dated November 30, 1995 as amended by the First Amendment to Funding Agreement dated December 22, 1995 and the Second Amendment to Funding Agreement dated March 25, 1996 ("Funding
Agreement")  between  the  parties.    The  parties  agree  that,  except  as
specifically amended and superseded below, the Funding Agreement remains fully enforceable.

     2.2 DEFINITIONS: All terms defined in the Funding Agreement shall have the meanings ascribed to them in the Funding Agreement.

     2.3 CONSIDERATION: The Parties have been unable to complete the documents necessary for closing within the time period in which HFG is to exercise its Stock Purchase Option under the Funding Agreement. The parties have therefore mutually agreed to an extension of the time period.

     3.0          AMENDMENT

     3.1 Section 8.8(b) of the Funding Agreement shall be amended as follows:

     B. TERM OF OPTION: The Stock Purchase Option shall first become exercisable upon the Effective Date of the Plan. If the Stock Purchase Option has not become exercisable on or before February 27, 1996, Search shall pay to HFG the sum of $100,000.00 as a fee for delaying the exercisability of the Stock Purchase Option. The Stock Purchase Option shall remain exercisable by HFG at any time or from time to time until midnight on April 2, 1996. The Stock Purchase Option shall terminate to the extent not exercised by HFG before April 3, 1996 unless further extended by written agreement of the parties.


                                     HALL  FINANCIAL  GROUP,  INC.



                                     By:  ___/s/  Robert  D.  Idzi
                                          ------------------------
                                          Larry  Levey,
                                          Senior  Vice  President

                                     SEARCH  CAPITAL  GROUP,  INC.



                                     By:  ___/s/  Robert  D.  Idzi
                                          ------------------------
                                          Robert  D.  Idzi,
                                          Senior  Vice  President


                                     SEARCH  FUNDING  CORP.



                                     By:  ___/s/  Robert  D.  Idzi
                                          ------------------------
                                          Robert  D.  Idzi,
                                          Senior  Vice  President


                                     AUTOMOBILE  CREDIT  ACCEPTANCE  CORP.


                                     By:  ___/s/  Robert  D.  Idzi
                                          ------------------------
                                          Robert  D.  Idzi,
                                          Senior  Vice  President

                                     NEWSEARCH,  INC.


                                     By:  ___/s/  Robert  D.  Idzi
                                          ------------------------
                                          Robert  D.  Idzi,
                                          Senior  Vice  President


                                     AUTOMOBILE  CREDIT  HOLDINGS,  INC.



                                     By:  ___/s/  Robert  D.  Idzi
                                          ------------------------
                                          Robert  D.  Idzi,
                                          Senior  Vice  President